UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            IRIS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                           94-2579751
  (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                          Identification No.)


           9172 ETON AVENUE
            CHATSWORTH, CA                                        91311
 (Address of Principal Executive Offices)                       (Zip Code)


               IRIS INTERNATIONAL, INC. 2007 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                    CESAR M. GARCIA, CHIEF EXECUTIVE OFFICER
                            IRIS INTERNATIONAL, INC.
                                9172 ETON AVENUE
                              CHATSWORTH, CA 91311
                     (Name and Address of Agent for Service)

                                 (818) 709-1244
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                             SHERMAN OAKS, CA 91403

                         CALCULATION OF REGISTRATION FEE
============================= ================ ================== ==================== ==================
     Title of Each Class                        Proposed Maximum    Proposed Maximum
        of Securities           Amount To Be     Offering Price    Aggregate Offering      Amount of
       To Be Registered        Registered (1)     Per Share (2)         Price (2)       Registration Fee
----------------------------- ---------------- ------------------ -------------------- ------------------
Common Stock, par value
   $.01 per share............    1,750,000           $16.18            $28,315,000          $869.28
============================= ================ ================== ==================== ==================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $16.18, the average of the high and low reported sales prices of the Registrant's common stock on the NASDAQ Global Market on August 16, 2007.

--------------------------------------------------------------------------------
                                EXPLANATORY NOTE

            This registration statement on Form S-8 of IRIS International, Inc. has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, with respect to 1,750,000 shares of our common stock, par value $0.01 per share issuable to participants in the IRIS International, Inc. 2007 Stock Incentive Plan.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         o The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended on April 30, 2007 (File No. 001-11181);

         o The Registrant's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2007 (File No. 001-11181) and June 30, 2007 (File No. 001-11181);

         o The Registrant's Current Reports on Form 8-K filed on March 7, 2007 (File No. 001-11181), April 13, 2007 (File No.
                  001-11181),  May 11, 2007 (File No. 001-11181),  July 18, 2007
                  (File No. 001-11181),  August 8, 2007 (File No. 001-11181) and
                  August 13, 2007 (File No. 001-11181); and

         o The description of the Registrant's common stock contained in our registration statement on Form 8-A filed with the SEC on June 3, 1981, including any amendment or report filed for the purpose of updating this description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

         A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's Certificate of Incorporation, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         As permitted by Section 145 of the Delaware  General  Corporation  Law,
Article VIII of the Registrant's Certificate of Incorporation, as amended, provides:

            "The corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto."

         The Registrant's Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the Bylaws.

         In  addition  to  the  indemnification  required  in  the  Registrant's
Certificate of Incorporation and Bylaws, the Registrant has entered into indemnity agreements with each of its current officers and directors. These agreements provide for the indemnification of the Registrant's directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were the Registrant's agents. The Registrant believes these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers.

         The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against any of them and expense incurred by any of them in any capacity, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

EXHIBIT
  NO.    EXHIBIT DESCRIPTION
-------  -------------------

4.1      Certificate of Incorporation, as amended. (1)
4.1(b) Certificate of Designations, Preferences and Rights of Series C Preferred. (2)
4.1(c)   Certificate of Ownership and Merger. (3)
4.2      Amended and Restated Bylaws. (4)
4.2(b)   Amendment to Amended and Restated  Bylaws of Iris  International,  Inc.
         (5)
4.3      IRIS International, Inc. 2007 Stock Incentive Plan
5.1      Opinion of Stubbs Alderton & Markiles, LLP
23.1     Consent of BDO Seidman, LLP
23.2     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).
24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

(1) Incorporated by reference to the Current Report on Form 8-K dated August 13, 1987 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
(2) Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K dated January 26, 2000.
(3) Incorporated by reference to Exhibit 3.1(d) to the Annual Report on Form 10-K for the year ended December 31, 2003.
(4) Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003.
(5) Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated July 18, 2007

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any propectus required by section 10(a)(3) of the Securities Act of
1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, California on August 22, 2007.

                                      IRIS INTERNATIONAL, INC.
                                      (Registrant)

                                      By:    /S/ CESAR M. GARCIA
                                           -------------------------------------
                                           Cesar M. Garcia
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Cesar M. Garcia as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE                                  DATE
---------                     -----                                  ----

/S/ CESAR M. GARCIA           President and Chief Executive      August 22, 2007
-------------------------     Officer (Principal Executive
Cesar M. Garcia               Officer), Director and
                              Corporate Secretary

/S/ PETER DONATO              Chief Financial Officer            August 22, 2007
-------------------------     (Principal Financial and
Peter Donato                  Accounting Officer)

/S/ RICHARD H. WILLIAMS       Director                           August 22, 2007
-------------------------
Richard H. Williams

/S/ STEVEN M. BESBECK         Director                           August 22, 2007
-------------------------
teven M. Besbeck

/S/ THOMAS H. ADAMS           Director                           August 22, 2007
-------------------------
Thomas H. Adams

/S/ RICHARD G. NADEAU         Director                           August 22, 2007
-------------------------
Richard G. Nadeau

/S/ MICHAEL D. MATTE          Director                           August 22, 2007
-------------------------
Michael D. Matte

/S/ STEPHEN E. WASSERMAN      Director                           August 22, 2007
-------------------------
Stephen E. Wasserman

                                  EXHIBIT INDEX


EXHIBIT
  NO.    EXHIBIT DESCRIPTION
-------  -------------------

4.1      Certificate of Incorporation, as amended. (1)
4.1(b) Certificate of Designations, Preferences and Rights of Series C Preferred. (2)
4.1(c)   Certificate of Ownership and Merger. (3)
4.2      Amended and Restated Bylaws. (4)
4.2(b)   Amendment to Amended and Restated  Bylaws of Iris  International,  Inc.
         (5)
4.3      IRIS International, Inc. 2007 Stock Incentive Plan
5.1      Opinion of Stubbs Alderton & Markiles, LLP
23.1     Consent of BDO Seidman, LLP
23.2     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).
24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

(1) Incorporated by reference to the Current Report on Form 8-K dated August 13, 1987 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.
(2) Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K dated January 26, 2000.
(3) Incorporated by reference to Exhibit 3.1(d) to the Annual Report on Form 10-K for the year ended December 31, 2003.
(4) Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003.
(5) Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated July 18, 2007